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                                  EXHIBIT 21

                        SUBSIDIARIES OF THE REGISTRANT

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                                                                                                       State of
                                                                              Percentage of         Incorporation
          Parent                              Subsidiary                         Ownership         or Organization
-----------------------------         -----------------------------           -----------------    ----------------
Cameron Financial Corporation         The Cameron Savings & Loan                       100%            Federal
                                      Association, F.A.

The Cameron Savings & Loan            The Cameron Savings and Loan                     100%            Missouri
Association, F.A.                     Service Corporation
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